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                                  EXHIBIT 99.5

                   LAKE COMMUNITY BANK 1984 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENTS


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                              LAKE COMMUNITY BANK

                            1984 STOCK OPTION PLAN


1.   PURPOSE.

     The purpose of this 1984 Stock Option Plan (the "Plan") of Lake Community Bank and its affiliates (hereinafter collectively referred to as the "Bank") is to secure for the Bank and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of the Bank by those directors and key full-time, employees and officers of the Bank who will share responsibility with management of the Bank for its future growth and success.

     The word "affiliate", as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Bank, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2.   ADMINISTRATION.

     The following provisions shall govern the administration of the Plan:

     (a) The Plan shall be administered by the Board of Directors or a committee of the Board of Directors appointed for this purpose by the Board of Directors (the "Committee") composed of not less than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (b) The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Board of Directors or, if appointed, the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Board of Directors or, if appointed, the Committee, shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan,

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including, without limitation, the power to: (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code of 1954, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be "incentive stock options," as defined in Section 422A of the Code, or "nonstatutory stock options"; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The determination on the foregoing matters by the Board of Directors or the Committee shall be conclusive.

     (c) No member of the Stock Option Committee may be granted stock options under the Plan.

3.   PARTICIPANTS.

     Participants in the Plan shall be those directors and key full-time salaried employees and officers of the Bank to whom options may be granted from time to time by the Board of Directors or the Committee.

4.   THE SHARES.

     The shares of stock subject to options authorized to be granted under the Plan shall consist of 170,031 shares of the no par value Common Stock of the Bank (the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6. 100,000 out of the 170,031 Shares reserved for issuance under the Plan shall be reserved for issuance to nonemployee directors of the Bank in accordance with Section 5(a) hereof.
The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of the Bank not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.


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5.   GRANT, TERMS AND CONDITIONS OF OPTIONS.

     Options may be granted at any time prior to the termination of the Plan to officers and other key, full-time salaried employees of the Bank who, in the judgment of the Board of Directors or the Committee, contribute to the successful conduct of the operation of the Bank through their judgment, interest, ability and special efforts and to nonemployee directors; provided, however, that: (i) an eligible officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate fair market value of the stock (determined as of the date the option is granted) for which any one employee may be granted incentive stock options in any calendar year (under all stock option plans of the Bank) shall not exceed $100,000 plus any unused limit carryover to such year as provided in Section 422A of the Code;
(iii) except in the case of termination by death or disability, as set forth in Section 5(c) below, the granted option must be exercised by the optionee no later than three (3) months after any termination of employment with the Bank and said employment must have been continuous since the granting of the option; and (iv) the total number of shares subject to options granted to any one optionee, at any one time, shall not exceed ten percent (10%) of the then issued and outstanding shares of Common Stock of the Bank. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) NON-EMPLOYEE DIRECTOR PARTICIPANTS. One Hundred Thousand (100,000) out of the one hundred seventy thousand thirty one (170,031) shares of the Bank's Common Stock reserved for issuance under the Plan shall be reserved for issuance and granted to non-employee directors of the Bank as follows:
Upon approval of the Plan by the affirmative vote of a majority of the outstanding shares of Common Stock of the Bank, as of June 2, 1988, Ten Thousand (10,000) of the Shares shall be granted to each non-employee director of the Company who has been a member of the Board of Directors for more than four (4) years for a total grant of One Hundred Thousand (100,000) Shares as follows:


                                          Number of Shares
Director                                  Subject to Option
--------                                  -----------------
Mildred K. Adams                                10,000

Donald L. Browning, M.D.                        10,000

Alastair S. Falconer                            10,000

John H. Helms                                   10,000

Harriet E. Heth                                 10,000



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Billie L. Holmes                                10,000

Harry C. Joliffe, O.D.                          10,000

May G. Noble                                    10,000

Lawrence A. Rogers                              10,000

Howard Van Lente                                10,000


     Each nonstatutory option so granted as of June 2, 1988, to the above-named non-employee directors of the Bank shall be granted at an exercise price no less than one hundred percent (100%) of the fair market value of the Bank's Common Stock on the date of grant. All such nonstatutory options so granted shall be exercisable for a term not exceeding ten (10) years and one (1) day from the date of grant and shall be exercisable in twenty five percent (25%) cumulative annual installments commencing with the first anniversary of the grant date. NO NON-EMPLOYEE DIRECTOR SHALL BE ELIGIBLE TO RECEIVE ANY STOCK OPTION OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 5(a).

     (b) OPTION PRICE. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Board of Directors or the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation
Section 20.2031-2. If, however, an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such optionee shall be not less than 110 percent (110%) of such fair market value at the time such option is granted.

     (c) DURATION AND EXERCISE OF OPTIONS. Each option shall vest in such manner and at such time up to but not exceeding ten (10) years from the date the option is granted as the Board of Directors or the Committee shall determine in its sole discretion; provided also, however, that the Board of Directors or the Committee may, in its sole discretion, accelerate the time of exercise of any option. No incentive stock option granted or otherwise outstanding under the Plan shall be exercisable by any optionee while there is outstanding (within the meaning of Section 422A of the Code) any previously granted incentive stock option to such optionee to purchase stock of the Bank or in a corporation which (at the time of the granting of the later option) is a parent or affiliate corporation of the Bank, or in a predecessor corporation of any such corporation. The termination of the Plan shall not alter the maximum duration, the vesting


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provisions, or any other term or condition of any option granted prior to the termination of the Plan.

    To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Bank, together with written notice to the Secretary of the Bank identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. The Bank shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date shall be mutually agreed upon, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates will be issued; one or more for incentive stock options and one or more for the nonstatutory stock options.

    (d) TERMINATION OF EMPLOYMENT OR OFFICER STATUS. Upon the termination of an optionee's status an an employee or officer of the Bank, his or her rights to exercise an option then held shall be only as follows:

    DEATH OR DISABILITY: If an optionee's employment or status as an officer is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of the optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

    An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

    CAUSE: If an employee or officer is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential

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information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Bank, or if an optionee is removed from any office of the Bank by the Federal Deposit Insurance Corporation or any other bank regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer status, whether or not after termination of employment or officer status, the optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of employment or officer status shall be deemed to occur when the Bank dispatches notice or advice to the optionee that the optionee's employment or status as an officer is terminated and not at the time of optionee's receipt thereof.

    OTHER REASONS: If an optionee's employment or status as an officer is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of termination of the optionee's employment or status as an officer, provided the date of exercise is in no event after the expiration of the term of the option.

    (e) TRANSFERABILITY OF OPTION. No option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

    (f) OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer of the Bank, nor limit in any way the right of the Bank to terminate an optionee's employment or status as an officer at any time.

    (g) USE OF PROCEEDS FROM STOCK. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Bank.

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    (g)  RIGHTS AS A SHAREHOLDER.  The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

    (i) WITHHOLDING. The Bank shall have the right upon the exercise of any option to deduct any sums required to be withheld under federal, state or local tax laws or regulations. The Bank may condition the issuance of Shares upon exercise of any option upon the payment by the optionee of any sums required to be withheld under applicable laws or regulations. The Bank has no duty to advise any optionee of the existence of any tax or any amounts which may be withheld.

6.  ADJUSTMENT OF AND CHANGES IN THE SHARES.

    In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend, the Board of Directors shall substitute for or add to each share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Bank by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

    In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder on its terms and conditions, both as to the number of shares and otherwise; provided, however, that, if the Board of Directors does not provide for such assumption, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of Section 5(b) hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

    In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof), any optionee under this Plan shall have the right upon the commencement of such offer to exercise the option and purchase shares subject thereto to the extent of any unexercised or unvested portion of such option.

    No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

    To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

    Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7.   LISTING OR QUALIFICATION OF SHARES.

     All options granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

8.   BINDING EFFECT OF CONDITIONS.

     The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use the optionee's best efforts to cause the officers of the Bank to refuse to record on the books of the Bank any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

9.   AMENDMENT AND TERMINATION OF THE PLAN.

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Bank and the approval of the Superintendent of Banks, State of California, (i) increase the maximum number of shares for which options may be granted under the Plan;
(ii) change the computation as to minimum option prices set forth in Paragraph 5(b); (iii) extend the period during which options may be granted or exercised; or (iv) amend the requirements as to the class of directors, employees or officers eligible to receive options. Except as provided in
Section 6, no termination,
modification or amendment of the Plan may, without the consent of a director, employee or officer to whom such option shall theretofore have been granted, adversely affect the rights of such employee or officer under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years after the earlier of its adoption by the Board of Directors or approval by the shareholders.

10.  EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective only upon approval by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan, within 12 months before or after the date such Plan is adopted, by the holders of a majority of the outstanding shares of Common Stock of the Bank.

11.  PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE;
     NOTICE OF SALE.

     No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Bank may be listed shall have been fully complied with. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give the Bank notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

12.  INDEMNIFICATION.

     To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Bank shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Bank is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Bank, or all or any combination of the preceding; provided, the Director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Bank or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Bank by a shareholder or holder of a voting trust certificate representing shares of the Bank. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

                              LAKE COMMUNITY BANK

                                   INCENTIVE

                            STOCK OPTION AGREEMENT

                                       Granting Date:

TO:

    We are please to notify you that Lake Community Bank (the "Bank") this day hereby grants to you an option to purchase all or any part of ____________ shares of the Common Stock of the Bank (the "Shares") at the Option Price of ____________ per share as a Stock Option under the Bank's 1984 Stock Option Plan (the "Plan").

    THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. A COPY OF THE PLAN IS PROVIDED WITH THIS AGREEMENT.

    THIS OPTION MAY BE EXERCISED ONLY IF THE PLAN IS APPROVED BY SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF THE BANK.

        1.  PURPOSE OF THE OPTION.

    One of the purposes of the Plan is to advance the interests of the Bank and its affiliates (collectively the "Bank") by stimulating the efforts of full-time salaried employees and officers on behalf of the Bank by granting them financial participation in the progress and success of the Bank.

        2.  SIGNATURE ON OPTION AGREEMENT.

    This option cannot be exercised unless you first sign this document in the place provided and return it to the Secretary of the Bank. However, your signing and delivering this letter will not bind you to purchase any of the shares subject to the option. Your obligation to purchase the Shares can arise only when you exercise this option in the manner set forth in Paragraph 3 below.

        3.  TERMS OF OPTION AND EXERCISE OF OPTION.

    The option is not exercisable while there is outstanding (within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")) any incentive stock option which was granted to you before the granting of this option, to purchase stock of the Bank or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation (as defined for purposes of Section 422A of the Code) of the Bank, or in a predecessor corporation of any of such corporations.

    Subject to the provisions of Paragraph 4 below and this Paragraph 3, this option can be exercised by you at any time during a period of ___________ (____) months from the granting date as follows:

        (a) This option may be exercised immediately to the extent of not more than ____________ percent (______%) of the Shares;

        (b) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (c) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

        (d) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

        (e) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

        (f) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

        (g) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

        (h) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

            (i) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

            (j) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares;

            (k) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (______%) of the Shares.

    Any portion of the option that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of _______________ (____) months from the granting date.

    This option may be exercised by delivering to the Secretary of the Bank, payment in full at the Option Price for the number of Shares being purchased in cash or by certified check or official bank check or the equivalent thereof acceptable to the Bank, together with a written notice in a form satisfactory to the Bank, signed by you specifying the number of Shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date is mutually agreed upon. At such time the Bank shall, without transfer or issue tax to you (or such other person entitled to exercise the option), deliver to you (or such other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. No fractional Shares shall be issued or delivered.

    As a holder of an option, you shall have the rights of a shareholder with respect to the Shares subject to this option only after such Shares shall have been issued to you upon the exercise of this option.

        4.  TERMINATION OF OFFICE OR EMPLOYMENT.

    If your status as an employee or officer of the Bank is terminated for any reason other than death or disability or cause, this option may be exercised within three (3) months from the date of such termination to the extent you were entitled to exercise the option on the date of termination, but in no event may this option be exercised after the expiration of the term of this option. If, however, you are removed from your office or your employment with the Bank is terminated for cause as defined in the Plan, this option shall expire at the time notice or advice of such removal or termination is dispatched by the Bank and notwithstanding anything else herein to the contrary, neither you nor your estate shall be entitled to exercise any option with respect to any Shares whatsoever after such removal or termination.

        5.  DEATH OR DISABILITY.

    If you die or become disabled while an officer or employee of the Bank, the option may be exercised in whole or in part by you or your qualified representative (in the event of your mental disability) or by the duly authorized executor of your will or by the duly authorized administrator or special administrator of your estate (in the event of your death) within twelve (12) months from the date of your death or disability to the extent that you had the right to exercise this option on the date of your death or disability, but in no event after the expiration of the term of this option.

    Disability shall be determined under Section 422A of the Code as in effect at the date of such disability. The Code currently defines disability as follows:

    An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnished proof of the existence thereof in such form and manner, and at such times as the Secretary may require.

        6.  NONTRANSFERABILITY OF OPTION.

    This option shall not be transferable except by will or the laws of descent and distribution, and this option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Bank the right to terminate this option as of the date of such purported transfer or assignment.

          7.   ADJUSTMENT OF AND CHANGES IN THE SHARES.

     In the event of any change in the outstanding Common Stock of the Bank, without receipt by the Bank of additional consideration in lieu of such change (whether by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like), the aggregate number or class of Shares subject to this option immediately prior to such event shall be appropriately adjusted by the Board of Directors in accordance with the terms of the Plan so that your proportionate interest in the Bank by reason of your rights under any unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment by the Board of Directors shall be conclusive.

     In the event of a dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder, provided that, if the Board of Directors does not provide for such assumption, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, you shall have the right to exercise this option as to all or any of the Shares subject to this option immediately prior to such dissolution, liquidation, merger or consolidation, and to purchase Shares subject hereto to the extent of any unexercised portion of this option, regardless of the vesting provisions of Paragraph 3 hereof.
This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or of a definitive agreement of merger or consolidation, and the Bank shall provide you with notice thereof as soon as practicable.

     In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in this Paragraph 7), the person exercising this option shall have the right upon commencement of such offer to exercise this option to the extent of any unexercised portion and to purchase Shares subject hereto, regardless of the vesting provisions of Paragraph 3 hereof.

          8.   SUBJECT TO TERMS OF THE PLAN.

     This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgement of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Board of Directors of the Bank or a duly appointed Committee in its sole discretion, and such determination shall be binding upon all parties.

          9.   EXERCISE OF OPTION CONDITIONED ON APPROVAL.

     Exercise of this option is conditioned upon approval of the Plan by the shareholders of the Bank in accordance with the requirements of the Superintendent of Banks of the State of California.

         10.   TAX EFFECTS.

     THE FEDERAL TAX CONSEQUENCES OF EMPLOYEE STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, AN OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

          11.  RIGHTS AS A SHAREHOLDER.

     You have no rights as a shareholder of the Bank with respect to any Shares until the date of the issuance of a stock certificate to you for such Shares.

          12.  NOTIFICATION OF SALE.

     You agree that you, or any person acquiring Shares upon exercise of this Option, will notify the Bank not more than five (5) days after any sale or disposition of such Shares.


                                       LAKE COMMUNITY BANK


                                       By
                                         -----------------------------------

Agreed to this _____
day of ____________, 19__.


--------------------------------
    Signature of Optionee

                              LAKE COMMUNITY BANK

                       NONSTATUTORY STOCK OPTION AGREEMENT

                                       Granting Date:

TO:

    We are pleased to notify you that Lake Community Bank (the "Bank") this day hereby grants to you an option to purchase all or any part of ____________ shares of the Common Stock of the Bank (the "Shares") at the Option Price of ____________ per share as a Stock Option under the Bank's 1984 Stock Option Plan (the "Plan").

    THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. A COPY OF THE PLAN IS PROVIDED WITH THIS AGREEMENT.

    THIS OPTION MAY BE EXERCISED ONLY IF THE PLAN IS APPROVED BY SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF THE BANK.

        1.  PURPOSE OF THE OPTION.

    One of the purposes of the Plan is to advance the interests of the Bank by stimulating the efforts of directors, full-time salaried employees and officers on behalf of the Bank and its affiliates (collectively the "Bank"), by granting them financial participation in the progress and success of the Bank.

        2.  SIGNATURE ON OPTION AGREEMENT.

    This option cannot be exercised unless you first sign this document in the place provided and return it to the Secretary of the Bank. However, your signing and delivering this letter will not bind you to purchase any of the shares subject to the option. Your obligation to purchase the Shares can arise only when you exercise this option in the manner set forth in Paragraph 3 below.

        3.  TERMS OF OPTION AND EXERCISE OF OPTION.

    Subject to the provisions of Paragraph 4 below and this Paragraph 3, this option can be exercised by you at any time during a period of ___________ (____) months from the granting date as follows:

        (a) This option may be exercised immediately to the extent of not more than ____________ percent (______%) of the Shares;

        (b) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (c) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (d) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (e) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (f) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (g) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (h) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (i) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

        (j) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares;

            (k) After the expiration of ____________ (____) months from the granting date, this option may be exercised to the extent of not more than ____________ percent (______%) of the Shares.

    Any portion of the option that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of _______________ (____) months from the granting date.

    This option may be exercised by delivering to the Secretary of the Bank, payment in full at the Option Price for the number of Shares being purchased in cash or by certified check or official bank check or the equivalent thereof acceptable to the Bank, together with a written notice in a form satisfactory to the Bank, signed by you specifying the number of Shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date is mutually agreed upon. At such time the Bank shall, without transfer or issue tax to you (or such other person entitled to exercise the option), deliver to you (or such other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. No fractional shares shall be issued or delivered.

    As a holder of an option, you shall have the rights of a shareholder with respect to the Shares subject to this option only after such Shares shall have been issued to you upon the exercise of this option.

        4.  TERMINATION OF OFFICE OR EMPLOYMENT.

    If your status as a director, employee or officer of the Bank is terminated for any reason other than death or disability or cause this option may be exercised within three (3) months from the date of such termination to the extent you were entitled to exercise the option on the date of termination, but in no event may this option be exercised after the expiration of the term of this option. If, however, you are removed from your office or your employment with the Bank is terminated for cause as defined in the Plan, this option shall expire at the time notice or advice of such removal or termination is dispatched by the Bank and notwithstanding anything else herein to the contrary, neither you nor your estate shall be entitled to exercise any option with respect to any Shares whatsoever after such removal or termination.

        5.  DEATH OR DISABILITY.

    If you die or become disabled while an officer or employee of the Bank, the option may be exercised in whole or in part by you or your qualified representative (in the event of your mental disability) or by the duly authorized executor of your will or by the duly authorized administrator or special administrator of your estate (in the event of your death) within twelve (12) months from the date of your death or disability to the extent that you had the right to exercise this option on the date of your death or disability, but in no event after the expiration of the term of this option.

    Disability shall be determined under Section 422A of the Code in effect at the date of such disability. The Code currently defines disability as follows:

    An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Secretary may require.

        6.  NONTRANSFERABILITY OF OPTION.

    This option shall not be transferable except by will or the laws of descent and distribution, and this option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Bank the right to terminate this option as of the date of such purported transfer or assignment.

        7.  ADJUSTMENT OF AND CHANGES IN THE SHARES.

    In the event of any change in the outstanding Common Stock of the Bank, without receipt by the Bank of additional consideration in lieu of such change (whether by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like), the aggregate number or class of Shares subject to this option immediately prior to such event shall be appropriately adjusted by the Board of Directors in accordance with the terms of the Plan so that your proportionate interest in the Bank by reason of your rights under any unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment by the Board of Directors shall be conclusive.

    In the event of a dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder, provided that, if the Board of Directors does not provide for such assumption, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, you shall have the right to exercise this option as to all or any of the Shares subject to this option immediately prior to such dissolution, liquidation, merger or consolidation, and to purchase Shares subject hereto to the extent of any unexercised portion of this option, regardless of the vesting provisions of Paragraph 3 hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or of a definitive agreement of merger or consolidation, and the Bank shall provide you with notice thereof as soon practicable.

    In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in this Paragraph 7), the person exercising this option shall have the right upon commencement of such offer to exercise this option to the extent of any unexercised portion and to purchase Shares subject hereto, regardless of the vesting provisions of Paragraph 3 hereof.

          8.   SUBJECT TO TERMS OF THE PLAN.

     This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgement of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Board of Directors of the Bank or a duly appointed Committee in its sole discretion, and such determination shall be binding upon all parties.

          9.   EXERCISE OF OPTION CONDITIONED ON APPROVAL.

     Exercise of this option is conditioned upon approval of the Plan by the shareholders of the Bank in accordance with the requirements of the Superintendent of Banks of the State of California.

         10.   TAX EFFECTS.

     THE FEDERAL TAX CONSEQUENCES OF EMPLOYEE STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, AN OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

          11.  RIGHTS AS A SHAREHOLDER.

     You have no rights as a shareholder of the Bank with respect to any Shares until the date of the issuance of a stock certificate to you for such Shares.

          12.  NOTIFICATION OF SALE.

     You agree that you, or any person acquiring Shares upon exercise of this Option, will notify the Bank not more than five (5) days after any sale or disposition of such Shares.


                                       LAKE COMMUNITY BANK


                                       By
                                         -----------------------------------

Agreed to this _____
day of ____________, 19__.


--------------------------------
    Signature of Optionee